Exhibit d(2)(f)

AMENDMENT NO. 5

TO

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment effective as of July 15, 2021, amends the Amended and Restated Master Intergroup Sub-Advisory Contract (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”), as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to change the name of Invesco Low Volatility Equity Yield Fund to Invesco Income Advantage U.S. Fund;

NOW, THEREFORE, the parties agree as follows;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco American Franchise Fund

Invesco Capital Appreciation Fund

Invesco Core Plus Bond Fund

Invesco Discovery Fund

Invesco Equally-Weighted S&P 500 Fund

Invesco Equity and Income Fund

Invesco Floating Rate ESG Fund

Invesco Global Real Estate Income Fund

Invesco Growth and Income Fund

Invesco Income Advantage U.S. Fund

Invesco Master Loan Fund

Invesco NASDAQ 100 Index Fund

Invesco Senior Floating Rate Fund

Invesco Short Term Municipal Fund

Invesco S&P 500 Index Fund

Invesco Short Duration High Yield Municipal Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Shalomi Abraham

Name:

Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ [ILLEGIBLE]

Name:

Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ [ILLEGIBLE]

Name:

Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ [ILLEGIBLE]

Name:

Title:

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo

Name:

Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina

Name:

Title: